Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-130362 and 333-167074) and Form S-8 (Nos. 333-125340, 333-125341, 333-125342 and 333-160042), of our reports dated February 13, 2013, relating to the consolidated financial statements of Encore Capital Group, Inc. and the effectiveness of Encore Capital Group, Inc.’s internal control over financial reporting which appears in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California

February 13, 2013